RATIO OF EARNINGS TO FIXED CHARGES

SEK millions                                                 1997       1998       1999       2000      2001    2001-09    2002-09
                                                             ----       ----       ----       ----      ----    -------    -------
Income (loss) before taxes                        A           485      1,046        726      3,377       805        768      1,112
Interest expense                                  B           527        488        593        649       913        738        746
Capitalized interest (20-F Note 8)                C            49        225        207        184       198        137         21
Portion of rental expense, operating leases
            (Note 18, 1/3 of total)               D           180        292        214        227       393        291        321
Total adj pretax income excl cap. interest    A + B + D     1,192      1,826      1,533      4,253     2,111      1,797      2,179
Total fixed charges                           B + C + D       756      1,005      1,014      1,060     1,504      1,166      1,088
Ratio Earnings to fixed charges                               1.6        1.8        1.5        4.0       1.4        1.5        2.0
needed for ratio 1.00

ACCORDING TO US GAAP:

SEK millions                                               1997       1998       1999       2000      2001    2001-09    2002-09
                                                           ----       ----       ----       ----      ----    -------    -------
Net income (loss), US GAAP                                  285        627      1,036      3,602       942        118      1,435
Income taxes, Swedish GAAP                                   20       (395)       100       (280)      605       (326)       (95)
Further income taxes, US GAAP                              (112)       (14)
Further tax effect, US GAAP                                   4          1        (14)        23        69          8       (108)
Income (loss) before taxes, US GAAP              A          373      1,035        950      3,859       268        436      1,638
Interest expense, US GAAP                        B          527        488        593        649       913        738        746
Capitalized interest                             C           49        225        207        184       198        137         21
Portion of rental expense                        D          180        292        214        227       393        291        321
Total adj pretax income excl cap. interest   A + B + D    1,080      1,815      1,757      4,735     1,574      1,465      2,705
Total fixed charges                          B + C + D      756      1,005      1,014      1,060     1,504      1,166      1,088
Ratio Earnings to fixed charges                             1.4        1.8        1.7        4.5       1.0        1.3        2.5
needed for ratio 1.00

RATIO OF EARNINGS TO FIXED CHARGES  -  RESTRICTED GROUP

SEK millions                                                  1999       2000       2001    2001-09   2002-09
                                                              ----       ----       ----    -------   -------
Income (loss) before taxes                                     726      3,377        805        768     1,112
            less Property (excluding dividend)                (196)      (127)      (179)      (116)     (125)
            Total                                   A          530      3,250        626        652       987
Interest expense                                               593        649        913        738       746
            less Property                                     (159)      (174)      (242)      (183)     (198)
            Total                                   B          434        475        671        555       548
Capitalized interest                                C          207        184        198        137        21
Portion of rental expense, operating leases
            (Note 18, 1/3 of total)                 D          214        227        393        291       321
Total adj pretax income excl cap. interest      A + B + D    1,178      3,952      1,690      1,498     1,856
Total fixed charges                             B + C + D      855        886      1,262        983       890
Ratio Earnings to fixed charges                                1.4        4.5        1.3        1.5       2.1
needed for ratio 1.00

RATIO OF EARNINGS TO FIXED CHARGES - PRO FORMA BASIS

SEK millions                                                2001    2001-09    2002-09
                                                            ----    -------    -------
Income (loss) before taxes                                   805        768      1,112
            Pro forma adjustments                             10         45       (597)
            Total                                 A          815        813        515
Interest expense                                             913        738        746
            Pro forma adjustments                           (137)      (123)       (55)
            Total                                 B          776        615        691
Capitalized interest (20-F Note 8)                C          198        137         21
Portion of rental expense, operating leases
            (Note 18, 1/3 of total)               D          393        291        321
Total adj pretax income excl cap. interest    A + B + D    1,984      1,719      1,527
Total fixed charges                           B + C + D    1,367      1,043      1,033
Ratio Earnings to fixed charges needed for
ratio 1.00                                                   1.5        1.6        1.5
Same on consolidated basis:
Ratio Earnings to fixed charges                              1.4        1.5        2.0
Change %                                                     3.4%       6.9%     -26.2%

RATIO OF EARNINGS TO FIXED CHARGES - PRO FORMA BASIS

ACCORDING TO US GAAP:

SEK millions                                              2001    2001-09    2002-09
                                                          ----    -------    -------
Net income (loss), US GAAP                                 942        118      1,435
Income taxes, Swedish GAAP                                 605       (326)       (95)
Further income taxes, US GAAP                                0          0          0
Further tax effect, US GAAP                                 69          8       (108)
Income (loss) before taxes, US GAAP                        268        436      1,638
            Pro forma adjustments                           10         45       (597)
            Total                               A          278        481      1,041
Interest expense, US GAAP                                  913        738        746
            Pro forma adjustments                         (137)      (123)       (55)
            Total                               B          776        615        691
Capitalized interest                            C          198        137         21
Portion of rental expense                       D          393        291        321
Total adj pretax income excl cap. interest  A + B + D    1,447      1,387      2,053
Total fixed charges                         B + C + D    1,367      1,043      1,033
Ratio Earnings to fixed charges                            1.1        1.3        2.0
needed for ratio 1.00